Exhibit 10.26
AMENDMENT NO. 2 TO THE
ADVISORY AGREEMENT
February 1, 2009
     This Amendment No. 2 (this “Amendment”) to the Advisory Agreement among Toys “R” Us, Inc., (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), Bain Capital, Ltd., a company organized under the laws of England and Wales (“BCL” and, together with BCP, “Bain”), Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership (“KKR”), and Vornado Truck LLC, a Delaware limited liability company (“Vornado” and together with Bain and KKR, the “Advisors”), dated as of July 21, 2005, as amended on June 10, 2008 (the “Agreement”), shall become effective as of February 1, 2009. Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Reorganization Agreement and/or the Agreement, as applicable.
1.	Definition of Quarterly Fee Amount. The definition of “Quarterly Fee Amount” is hereby amended and restated as follows:
““Quarterly Fee Amount” shall mean (a) $3,750,000 per fiscal quarter for the Company’s fiscal year 2005; and (b) for each fiscal year thereafter during the Term, an amount per fiscal quarter equal to one hundred five percent (105%) of the applicable Quarterly Fee Amount for the immediately preceding fiscal year; provided that, for fiscal year 2009 the Company shall only pay $3,750,000 per fiscal quarter and the aggregate difference between each such payment and the amount that would be paid in accordance with sub-section (b) above (such aggregate amount, the “Increase Amount”) shall be paid by the Company, if at all, at the time the Company successfully completes an Initial Public Offering from the proceeds of such offering. Notwithstanding the foregoing, the Quarterly Fee Amount for the fiscal quarter of 2006 (i.e., the quarter commencing on or about February 1, 2006) shall be $7,500,000.”
2.	Continuing Force and Effect. The Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

3.	Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

4.	GOVERNING LAW. THIS AMENDMENT AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Advisory Agreement on the day and year first written above.

TOYS “R” US, INC.
By:	/s/ David J. Schwartz
	Name:	David J. Schwartz
Title:

BAIN CAPITAL PARTNERS, LLC
By:	/s/ Matthew S. Levin
	Name:	Matthew S. Levin
Its:

BAIN CAPITAL, LTD.
By:	/s/ Matthew S. Levin
	Name:	Matthew S. Levin
Its:

KOHLBERG KRAVIS ROBERTS & CO., L.P. By: KKR & Co. LLC
By:	/s/ Michael M. Calbert
	Name:	Michael M. Calbert
Its:

VORNADO TRUCK, LLC
By:	Vornado Realty L.P.
Its:	Sole Member
By:	Vornado Realty Trust
Its:	General Partner

By:	/s/ Michael D. Fascitelli
	Name:	Michael D. Fascitelli
Its: